As filed with the Securities and Exchange Commission on October 17, 2025.
Registration No. 333-290243
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MOMENTUS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	3714	84-1905538
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3901 N. First Street
San Jose, California 95134
(650) 564-7820
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)
John C. Rood
Chief Executive Officer
3901 N. First Street
San Jose, California 95134
Telephone: (650) 564-7820
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:

Stephen C. Hinton, Esq. Bradley Arant Boult Cummings LLP ONE 22 ONE 1221 Broadway Nashville, Tennessee 37203 Telephone: (615) 244-2582	Lon Ensler Chief Financial Officer 3901 N. First Street San Jose, California 95134 Telephone: (650) 564-7820

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
This Registration Statement shall hereafter become effective in accordance with the provisions of Section 8(a) of the Securities Act of 1933.
If the Securities and Exchange Commission resumes full operation before the Registration Statement becomes effective, we may file an amendment to this Registration Statement requesting a delay or change in the effectiveness of the Registration Statement.

EXPLANATORY NOTE
This Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-1 (File No. 333-290243) of Momentus Inc. (the “Registration Statement”) is being filed solely for the purpose of including language provided by Rule 473(b) of the Securities Act of 1933 for the automatic effectiveness of the Registration Statement 20 days following the filing of Amendment No. 1. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.
1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount
SEC registration fee	$1,927
Legal fees and expenses	$15,000
Accounting fees and expenses	$40,000
Miscellaneous	$5,000
Total	$61,927

Item 14.	Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s Second Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s Second Amended and Restated Certificate of Incorporation, as amended, provides for such limitation of liability to the fullest extent permitted by the DGCL.
The registrant has entered into, and expects to continue to enter into, indemnification agreements with each of its directors and executive officers. These agreements provide that the registrant will indemnify each of its directors and such officers to the fullest extent permitted by law.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.
The registrant also maintains standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant.
Item 15.	Recent Sales of Unregistered Securities.
The Company has not issued unregistered securities to any person within the last three years, except as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and, unless otherwise indicated below, the Company believes that each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof,

Rule 701 of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. All recipients had adequate access, though their relationships with the Company, to information about the Company. All number and share prices have been adjusted for the 1-for-14 reverse stock split effected on December 13, 2024.
Issuance of Common Stock to Non-employees: During the year ended December 31, 2023, the Company issued 193 shares of Common Stock to a third-party consulting firm in exchange for public relations services. The shares were not issued under any equity incentive plan of the Company. Under the agreement, the shares were contingently forfeitable in the event of early termination by the Company. The shares had an issuance date fair value of $0.1 million to be recorded as consulting expense over the six-month term of the agreement. Related consulting expense of $0.1 million was recognized over the six-month term of the agreement. The Company issued no shares to non-employees during the year ended December 31, 2024.
Private Placement
On September 15, 2024, the Company engaged in a private placement transaction, pursuant to which the Company entered into the Purchase Agreement with an investor, and agreed to (i) sell and issue to such stockholder pre-funded warrants to purchase 357,143 shares of Common Stock at a purchase price of $7.70 per share (the “Investor Warrants”), Class A warrants to purchase 714,286 shares of Common Stock and Class B warrants to purchase 357,143 shares of Common Stock.
The purchase price of each pre-funded warrant equals the price per share at which shares of our Common Stock are being sold in the private placement minus $0.00001, and the exercise price of each pre-funded warrant equals $0.00001 per share. The pre-funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full. The warrants all have an exercise price per share of Common Stock equal to $0.575 per share. The Class A warrants will expire March 17, 2030, and the Class B warrants will expire March 17, 2026. The exercise price and the number of shares of Common Stock issuable upon exercise of the Investor Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. The investor may not exercise the Investor Warrants until the date that is 6 months after the original issuance date of the Investor Warrants.
In connection with the private placement, on September 15, 2024, the Company entered into a Placement Agency Agreement with the Placement Agent. As part of its compensation for acting as Placement Agent for the private placement, the Company paid the Placement Agent a cash fee of 7.0% of the aggregate gross proceeds and also agreed to issue to the Placement Agent warrants at an exercise price of $0.6325, exercisable beginning March 14, 2025. One half of the Placement Agent warrants have a term of eighteen months from September 15, 2024, and the other half of the Placement Agent warrants have a term of five years from September 15, 2024.
Secured Convertible Promissory Note with Space Infrastructure Ventures, LLC
On July 12, 2024, the Company and Space Infrastructures Ventures, LLC (“SIV”) a firm that invests in disruptive high-tech/space-tech ventures, entered into a secured convertible promissory note (the “Initial Convertible Note”) pursuant to which Momentus may borrow up to $2.3 million prior to September 1, 2024, consisting of (i) an initial loan in the principal amount of $500,000 which may be borrowed on or after July 17, 2024, and (ii) one or more subsequent loans totaling up to $1.8 million in aggregate principal amount which may be borrowed on or after August 7, 2024, with the $1.8 million subject to certain conditions including the availability of financing to SIV. Borrowings under the Initial Convertible Note bear interest at 15% per annum. Principal on the Initial Convertible Note is to be re-paid in four equal payments on a quarterly basis, commencing on December 1, 2024, and the Initial Convertible Note has a maturity date of September 1, 2025, at which time all accrued interest is due. As of December 31, 2024, all amounts available under the Initial Convertible Note have been borrowed by the Company.
Amounts borrowed under the Initial Convertible Note are secured by a lien on substantially all of the assets of the Company. In lieu of cash payments of accrued interest, SIV, in its sole discretion, may elect to receive shares of Momentus Common Stock at a conversion price of $0.53 per share (the “Conversion Price”). On the maturity date, subject to the satisfaction of applicable legal and regulatory conditions, all outstanding obligations under the Initial Convertible Note automatically convert into Common Stock at the Conversion Price. The proceeds of the Initial Convertible Note are to be used solely for the following purposes: (a) to fund day-to-day working capital needs in the order course of business, consistent with Momentus practices prior to the execution of the Initial Convertible Note, (b) for general purposes in the ordinary course of business, consistent with Momentus practices prior to the execution of the Initial Convertible Note, and (c) to repay secured indebtedness owed to certain directors and officers of Momentus.

On October 24, 2024, the Company and SIV entered into a secured convertible promissory note (the “Subsequent Convertible Note”, and, together with the Initial Convertible Note, the “Convertible Notes”) pursuant to which Momentus may borrow up to $3.0 million in two tranches, consisting of (i) an initial loan in the principal amount of $2 million, and (ii) up to an additional $1 million in principal amount which may be borrowed from December 22, 2024 through February 14, 2025. Borrowings under the Subsequent Convertible Note bear interest at 15% per annum. The Subsequent Convertible Note has a maturity date of October 24, 2025, at which time all principal and accrued interest is due. Amounts borrowed under the Subsequent Convertible Note are secured by a lien on substantially all of the assets of the Company.
At any time after the date that is six months after the original issuance date of the Subsequent Convertible Note, SIV may convert some or all of the outstanding obligations under the Convertible Note into shares of Common Stock at a conversion price of $7.4088 per share. The conversion price and the number of shares of Common Stock issuable upon conversion of the Subsequent Convertible Note is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.
In addition to the Subsequent Convertible Note, the Company agreed to issue to SIV warrants to purchase 463,222 shares of Common Stock with an exercise price of $7,4088 per share (the “SIV Warrants”), of which warrants to purchase 269,950 shares of Common Stock were issued on November 14, 2024 following the funding of the first tranche under the Subsequent Convertible Note. The exercise price and the number of shares of Common Stock issuable upon exercise of the SIV Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. SIV may not exercise the SIV Warrants prior to April 24, 2025, and the SIV Warrants will expire April 24, 2030.
Additionally, on November 30, 2024, the Company entered into amendments to the Convertible Notes. The amendments to the Subsequent Convertible Note accelerated the borrowing date for the second tranche of $1 million in principal amount to December 2, 2024, which borrowing date had previously been no earlier than December 22, 2024. Accordingly, the Company has now borrowed the full $3 million in principal amount under the Subsequent Convertible Note.
The amendments also permitted SIV to reserve out of the proceeds of the second tranche under the Subsequent Convertible Note of approximately $670 thousand, representing the amount of principal and interest due from the Company to SIV on December 1, 2024, under the Initial Convertible Note.
The amendments to the Convertible Notes also provide SIV the option to convert all amounts outstanding under either Convertible Note into shares of the Company’s Common Stock at any time. Previously, the Initial Convertible Note only permitted conversion of interest when and as due, while the Subsequent Convertible Note only permitted conversion of outstanding amounts when and as due. The conversion price of amounts outstanding under the Initial Convertible Note remained unchanged at $7.40712. The conversion price of amounts outstanding under the Subsequent Convertible Note remained unchanged at $7.4088.
In connection with the borrowing of the second tranche under the Subsequent Convertible Note, the Company issued to SIV warrants to purchase approximately 463,223 shares of Common Stock with an exercise price of $7.4088 per share, as originally required by the Subsequent Convertible Note.
The Company also agreed to register the resale by SIV of all of the shares of Common Stock issuable upon conversion of the Convertible Notes and the warrants issued to SIV.
Neither the Subsequent Convertible Note nor the SIV Warrants can be converted or exercised if it would cause the aggregate number of shares of Common Stock beneficially owned by SIV (together with its affiliates) to exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion or exercise, as applicable. By written notice, SIV may, with the agreement of the Company, from time to time increase or decrease this ownership limitation to any other percentage.
The proceeds of the Subsequent Convertible Note are to be used solely to fund day-to-day working capital needs in the ordinary course of business, consistent with past practices, and for general purposes in the ordinary course of business, consistent with past practices. The Subsequent Convertible Note requires SIV’s consent to take certain actions, such as purchasing assets outside the ordinary course of business, extending financing, making capital expenditures in excess of $100,000, repaying debts outside the ordinary course of business or investing in any entity or enterprise.
On March 3, 2025, the Board of Directors of the Company had previously offered SIV a reduced conversion price of $2.12 per share of Class A common stock for the Initial Convertible Note. The current conversion price for the Subsequent Convertible Note is $7.4088. On May 16, 2025, the Board of Directors of the Company authorized offering SIV a reduced conversion price of $1.77 per share with respect to 112,576 shares of Class A common stock under the Initial Convertible Note, and thereafter with respect to up to 275,000 shares of Class A common stock under the Subsequent Convertible Note during the period beginning on May 19, 2025 and continuing until June 1, 2025.
On September 8, 2025, the Company and SIV entered into amendments to the Convertible Notes to lower the conversion price on the Convertible Notes to the lesser of $1.11 and a 10% discount to the most recent closing price on the date that a conversion notice is submitted (the “Convertible Notes Amendments”). In connection with the proposed Convertible Notes Amendments, the Company will issue warrants to purchase 2,000,000 shares of Class A common stock with an exercise price of $1.11 (the “Additional Warrants”).
Additionally, in the event that the Company borrows pari passu indebtedness in excess of $4,000,000 on or after December 1, 2025, the Company is to give SIV warrants to purchase up to 10% of the total number of shares SIV has converted under both Convertible Notes after September 8, 2025, with the exercise price to correspond with the conversion price under the Convertible Notes at the time of the debt incurrence (the “Incentive Warrants”). Thereafter, the Company would continue to issue Incentive Warrants to purchase 10% of shares converted each time they are converted, each time the warrants having an exercise price equal to the corresponding conversion price.
December 2024 Loan Agreement
On December 13, 2024, Momentus entered into a Loan Agreement with J.J. Astor & Co. pursuant to which Momentus borrowed $2.0 million. The Loan Agreement had a maturity date of September 19, 2025, and was payable in 40 weekly installments of $67,500. The loan was prepaid on December 19, 2024 for $2.4 million using proceeds from the December Offering. In connection with the Loan Agreement, Momentus issued to J.J. Astor & Co. warrants to purchase up to 28,572 shares of Common Stock with an exercise price of $5.92 per share. The exercise price and the number of shares of Common Stock issuable upon exercise of the warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.
Momentus entered into a Registration Rights Agreement with J.J. Astor & Co. that required the Company to file a resale shelf registration statement registering the resale of the conversion shares and the shares of Common Stock issuable upon exercise of the warrants within 31 calendar days following the closing date. The Company registered the conversion shares and the shares of Common Stock issuable upon exercise of the warrants pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-283727), filed with the SEC under the Securities Act that was declared effective on January 2, 2025.
None of the warrants can be converted or exercised if it would cause the aggregate number of shares of Common Stock beneficially owned by J.J. Astor & Co. (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. By written notice, J.J. Astor & Co. may from time to time increase or decrease this ownership limitation to any other percentage up to 9.99%. Exercise of the warrants is also subject to compliance with applicable Nasdaq rules; provided, that any such increase will not be effective until the 61st day after such notice is delivered to the Company.
Best Efforts Offering
On February 11, 2025, the Company consummated a “best efforts” public placement pursuant of an aggregate of (i) 300,000 shares (the “Shares”) of Common Stock, (ii) 973,886 pre-funded warrants (the “February Pre-Funded Warrants”) to purchase up to 973,886 shares of Common Stock, and (iii) 1,273,886 Common Stock purchase warrants (“Common Warrants”) to purchase up to 1,273,886 shares of Common Stock. Each share of Common Stock, or a February Pre-Funded Warrant in lieu thereof, was sold together with an accompanying Common Warrant to purchase one share of Common Stock.
The public offering price for each share of Common Stock and one accompanying Common Warrant was $3.92499. The public offering price of each February Pre-Funded Warrant and one accompanying Common Warrant was

$3.925, which equals the price at which one share of Common Stock and accompanying Common Warrant was sold to the public in this offering, minus $0.00001. The exercise price of each February Pre-Funded Warrant is $0.00001 per share. Each Common Warrant offered in this offering is exercisable for one share of Common Stock and has an initial exercise price equal to $3.80. The exercise price of the Common Warrants and the February Pre-Funded Warrants and number of shares of Common Stock issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events.
In connection with the offering, on February 10, 2025, the Company entered into a Placement Agency Agreement with A.G.P./Alliance Global Partners, pursuant to which the Placement Agent agreed to act as Placement Agent on a reasonable “best efforts” basis in connection with the offering. The Company paid the Placement Agent a cash fee equal to 7.0% of the gross proceeds raised in the offering. In addition, the Company has also agreed to reimburse the Placement Agent for legal expenses incurred by it in connection with the offering in an amount not to exceed $95,000 and up to $10,000 for certain reasonable non-accountable fees and expenses. In addition, the Placement Agent will receive warrants (the “February Placement Agent Warrants”) to purchase such number of shares of Common Stock equal to 5.0% of the aggregate number of shares of Common Stock sold in the offering, or an aggregate of 63,694 shares of Common Stock. The February Placement Agent Warrants will have substantially the same terms as the Common Warrants, except that the Placement Agent Warrants will have an exercise price of $4.3175 per share (representing 110% of the offering price per share of Common Stock and accompanying Common Warrant) and will expire five years from the commencement of the sales pursuant to the offering.
In connection with the offering, on February 10, 2025, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional investor, pursuant to which the Company agreed not to effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock equivalents for a period of thirty (30) days and will not effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Purchase Agreement) for a period of six (6) months after the Closing Date, subject to certain exceptions.
The investor is the holder of certain Common Stock purchase warrants, issued on each of (i) September 17, 2024 (the “Class A September 2024 Warrant” and the “Class B September 2024 Warrant”), (ii) October 24, 2024 (the “October 2024 Warrant”), and (iii) December 18, 2024 (the “December 2024 Warrant” and collectively with the Class A September 2024 Warrant, the Class B September 2024 Warrant, and the October 2024 Warrant, the “2024 Warrants”) to purchase shares of Common Stock.
In connection with the offering, on February 10, 2025, the Company entered into an amendment to the 2024 Warrants (the “Amendment to Common Stock Purchase Warrants”) with the investor, pursuant to which the exercise price per share of the Common Stock under each 2024 Warrant shall be $3.80, subject to adjustment. The warrant amendment was subject to stockholder approval, which amendment was approved by our stockholders at our 2025 Annual Meeting of Stockholders held on May 19, 2025, and the warrants shall expire five years from the date stockholder approval is obtained.
Velo3D Transaction
On April 12, 2025, the Company entered into the Master Services Agreement with Velo3D, Inc. (OTC: VLDX), a provider of additive manufacturing solutions also referred to as 3D printing. Pursuant to the Master Services Agreement, VLD will provide services to design and produce components and systems that will be utilized by Momentus or its customers in its spacecraft, systems, and components. According to the terms of the Master Services Agreement, Momentus is entitled to services equal to the Equivalent Capacity. Momentus will have first priority to utilize the Equivalent Capacity, and VLD will ensure the Equivalent Capacity is available for use as and when required by Momentus.
If and when the Equivalent Capacity is not utilized by Momentus, VLD may use the Equivalent Capacity to provide services to other customers. According to the Master Services Agreement, Momentus will be compensated for such use based on a formula equal to 20% of $3 million less service fees attributed to Momentus in the first year and 50% of $3 million less service fees attributed to Momentus in each subsequent year of the agreement. Such compensation shall reduce the amount in the prepaid reserve, as described in the Master Services Agreement. The term of the Master Services Agreement is five years unless terminated earlier in accordance with its terms.
In exchange for the services, Momentus issued an aggregate of 477,455 shares of Common Stock and 673,408 shares of Series A Preferred Stock. Each share of Series A Convertible Preferred Stock is convertible into ten shares of

Common Stock, subject to the limitations in the Certificate of Designations, including that VLD hold no more than 9.99% of the outstanding shares of Momentus’ Common Stock at any time.
Debt Settlements
On August 8, 2025, the Company issued 8,696 shares of its Common Stock to one vendor to settle outstanding debt of $10,000 pursuant to a success fee agreement. Previously, between April 21, 2025 and May 13, 2025, the Company issued 191,339 shares of its Common Stock to four vendors and one customer to settle outstanding debts of approximately $337,942.42, each under a debt settlement agreement (each debt settlement agreement and success fee agreement described in the foregoing two sentences, a “Debt Settlement Agreement”, and, together, the “Debt Settlement Agreements”).
Shares of the Company’s Common Stock issued in the transactions described herein are exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act. Each of the vendors is an “accredited investor” as defined in Regulation D or “sophisticated investor” and was acquiring the shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the shares of the Company’s Common Stock were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.
Convertible Promissory Note
On May 13, 2025, the Company issued to A.G.P./Alliance Global Partners (the “Holder”) a convertible promissory note (the “May Note”) in the principal amount of $1,200,000 to evidence the Holder’s currently owed deferred commission, which was replaced in its entirety by that certain convertible promissory note issued to Holder on July 1, 2025 in the principal amount of $500,000 (the “July Note”). Unless earlier converted as specified in the July Note, the principal amount plus all accrued but unpaid interest is due on January 1, 2027 (the “Maturity Date”). The July Note accrues interest at 4.5% per annum.
At any time prior to the full payment of the July Note the Holder, in its sole discretion, may elect to have all or any portion of the outstanding principal amount and all interest accrued converted into shares of Common Stock, at a fixed price of $1.67, subject to adjustment as provided therein and to take into account any future share splits or reverse splits. In addition, a conversion of the July Note that would cause the aggregate number of shares issued under the July Note to exceed the Conversion Limit (as such term is defined in the July Note) may not occur prior to receipt of stockholder approval to provide for such conversion of the July Note, and the subsequent issuance of Common Stock, pursuant to the stockholder approval rules and regulations of the Nasdaq Stock Market. Further, following the Holder’s ability to convert the July Note, if at all, the Holder will not be entitled to receive the Company’s Common Stock upon conversion, if such conversion would result in the Holder owning greater than 9.99% of the Company’s then currently outstanding Common Stock. The Holder is also entitled to resale registration rights as identified in the July Note.
The Company may prepay the July Note in whole or in part. The July Note contains customary default provisions for a transaction of this nature. In the event of certain Events of Default (as defined in the July Note), all outstanding principal and accrued interest under the July Note will become, or may become at the Holder’s election, immediately due and payable to the Holder.
The Company issued the July Note pursuant to the exemption from the registration requirements of the Securities Act, available under Section 4(a)(2). The shares of Common Stock that may be issued upon conversion of the July Note, in amount of up to 299,401 shares, if such amount is not previously paid prior to maturity and the Holder elects to convert the July Note, have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.
May 2025 Loan Agreement
On May 30, 2025, Momentus entered into a Loan Agreement (the “Loan Agreement”) with J.J. Astor & Co. (the “Lender”) pursuant to which Momentus can borrow up to $1.5 million in two tranches of $750,000 each. Each tranche is payable in 40 weekly installments of $25,312.50. In lieu of cash, the Company may elect to pay the weekly installments with shares of Common Stock at a conversion price of the lesser of $1.70 and the closing price of the

Common Stock on the trading day prior to the funding of the second tranche of $750,000, provided that the Company pays at least 10% of the weekly installments in cash. The Lender may also elect to receive the weekly installments in shares in lieu of cash. Amounts borrowed under the Loan Agreement are secured by a lien on substantially all of the assets of the Company.
The proceeds of the Loan Agreement are to be used for general working capital purposes. The Loan Agreement requires the Lender’s consent to take certain actions, such as incurring additional indebtedness other than permitted indebtedness (as defined in the Loan Agreement), repaying indebtedness to affiliates, or incurring liens other than permitted liens (as defined in the Loan Agreement).
The Company’s obligations under the Loan Agreement will accelerate and become immediately due upon the occurrence of certain customary events of default, including failure to pay amounts owing when due, a default under the Company’s other obligations or judgment in an amount in excess of $100,000, a failure to timely file certain SEC filings, and/or certain events involving a discontinuation of our business or certain types of proceedings involving insolvency, bankruptcy, receivership and the like, or a change of control of Momentus.
Upon an event of default that results in an acceleration of the amounts owing under the Convertible Notes, the amounts outstanding will (i) automatically increase by 120%, (ii) accrue default interest at a rate of 18% per annum, and (iii) the conversion price will be reduced to 80% of the original conversion price (the “Default Conversion Price”). In the event that the Lender elects to convert any amounts outstanding on the Convertible Notes and the Default Conversion Price is greater than the lower of (x) the closing price of the Common Stock on the date the Lender sends the Company notice of an event of default or (y) the lowest volume-weighted average price of the Common Stock for the twenty trading days immediately prior to the date that notice of conversion is provided by the Lender (such closing price, the “Default Market Price”), then the Company will also issue additional shares of Common Stock to the Lender such that the total shares to be issued upon conversion is based on the Default Market Price. The conversion prices and the number of shares of Common Stock issuable upon conversion of the Convertible Notes are also subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.
In connection with the Loan Agreement, Momentus agreed to issue to the Lender the Warrants to purchase up to 952,940 shares of Common Stock. The exercise price per share for the Initial Warrant to purchase up to 476,470 shares of Common Stock that was issued on June 3, 2025 is $1.70, and the exercise price per share for the Additional Warrant to purchase up to 476,470 shares of Common Stock that is issuable in connection with the issuance of the Additional Convertible Note will be the closing price of the Common Stock on the trading day prior to issuance. The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.
Momentus also entered into a Registration Rights Agreement with the Lender that required the Company to file a resale shelf registration statement registering the resale of shares issuable pursuant to the Loan Agreement and the transactions contemplated thereby.
None of the Warrants can be exercised if it would cause the aggregate number of shares of Common Stock beneficially owned by Lender (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. By written notice, Lender may from time to time increase or decrease this ownership limitation to any other percentage up to 9.99%; provided, that any such increase will not be effective until the 61st day after such notice is delivered to the Company. Conversion of the Convertible Notes and exercise of the Warrants is also subject to compliance with applicable Nasdaq rules, and the Convertible Notes and Warrants cannot be converted into or exercised for shares of Common Stock if such conversion or exercise would result in the issuance, in the aggregate with all previous issuances of shares of Common Stock under the Convertible Notes and the Warrants, of greater than 19.9% of the number of shares of Common Stock outstanding immediately preceding the date of the Loan Agreement without first obtaining stockholder approval in compliance with the rules of the Nasdaq Stock Market.
On June 17, 2025, the Company and the Lender entered into an Amendment to the Loan Agreement (the “Amendment”) which, among other things, revised the conditions for the Lender to fund the second tranche of $750,000 under the Loan Agreement such that the funding of the second tranche and issuance of the Additional Convertible Note and Additional Warrant is required within three business days of the effectiveness of this Registration Statement, subject only to (a) the Company maintaining its listing on Nasdaq, (b) as of the date of funding of the second tranche (i) the closing trading price with respect to the Common Stock on the prior trading day is not less than $1.25 per share, (ii) the market capitalization of the Common Stock is not less than $6,700,000, and (iii) the trading volume of the Common Stock for the prior trading day and the average trading volume for the prior ten trading days is not less than 50,000 shares of Common Stock and (c) other customary conditions outside the Lender’s control as provided in the Loan Agreement.
The Amendment also revised the conversion price on both Convertible Notes to be the lesser of (i) $1.70 and (ii) the closing price of the Common Stock on the trading day prior to the issuance of the Additional Convertible Note.
The Amendment further provides for a cash “make-whole” payment at the time of conversion of any amounts owed under the Loan Agreement into Common Stock in an amount per share equal to the difference (if any) between (i) the then-applicable conversion price and (ii) the lower of (x) the closing price of the Common Stock on the date of conversion, or (y) the lowest volume weighted average price of the Common Stock for the four trading days immediately prior to the date of issuance of such conversion shares (the “Make-Whole Price”). In the event the Company fails to pay such cash “make-whole” payment, then the Lender will receive shares of Common Stock equal to the amount of the cash “make-whole” payment divided by the Make-Whole Price.
Additionally, in the event that the Company prices an equity offering prior to the Additional Funding Date (as such term is defined in the Amendment) in an amount sufficient to repay all amounts owed to the Lender under the Initial Note (as such term is defined in the Amendment), then the obligation of the Company to sell the Additional Convertible Note to the Lender shall be suspended and instead the Company shall (a) repay all amounts due under the Initial Note out of the proceeds of such equity offering (b) pay J.J. Astor a termination fee of $100,000 payable in cash and (c) issue to J.J. Astor the Additional Warrant and register the underlying Warrant Shares (as such term is defined in the Loan Agreement) for resale in connection with the equity offering.
The Amendment also requires the Company to call a meeting of stockholders within 90 days of the date the Additional Convertible Note is issued to approve the Loan Agreement, as amended, and the related transactions.
July 2025 Public Offering
On July 1, 2025, Momentus consummated a “best efforts” public offering in which the Company received aggregate gross proceeds of approximately $4 million, before deducting placement agent's fees and other offering expenses, from the offer and sale of (i) 680,000 shares Common Stock, (ii) pre-funded warrants to purchase up to 2,156,880 shares of Common Stock, and (iii) warrants to purchase up to 2,836,880 shares of Common Stock (the “July 2025 Warrants”). Each share of Common Stock, or a pre-funded warrant in lieu thereof, was sold together with an accompanying July 2025 Warrant to purchase one share of Common Stock. The public offering price for each share of Common Stock and one accompanying July 2025 Warrant was $1.41, and the public offering price of each pre-funded warrant and one accompanying July 2025 Warrant was $1.40999, which equals the price at which one share of Common Stock and accompanying July 2025 Warrant was sold to the public, minus the $0.00001 per share exercise price of each pre-funded warrant.
The Company used the proceeds of the offering to repay all amounts owed under Loan Agreement dated May 30, 2025, between the Company and J.J. Astor & Co. in the amount of $1,026,250, and intends to use the remaining proceeds for general corporate purposes. The Company agreed to call a special meeting of the stockholders of the Company within 90 days of July 1, 2025, to seek approval of the July 2025 Warrants. Each July 2025 Warrant will be immediately exercisable beginning on the effective date of stockholder approval, and will expire five years from the date of stockholder approval. Each July 2025 Warrant is exercisable for one share of Common Stock at an initial exercise price equal to $1.41, subject to adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events. Each pre-funded warrant was immediately exercisable and remained exercisable until all pre-funded warrants were exercised on July 1, 2025.
A holder of the July 2025 Warrants and the pre-funded warrants (together with its affiliates) may not exercise any portion of such warrants to the extent that the holder would own more than 4.99% (or 9.99%, at the election of the holder) of the outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days' prior notice from the holder to the Company, the holder may increase the amount of beneficial ownership of outstanding shares after exercising the holder's July 2025 Warrants or pre-funded warrants up to 9.99% of the number of the Company's shares of Common Stock outstanding immediately after giving effect to the exercise.
The shares of Common Stock, July 2025 Warrants, shares of Common Stock issuable upon exercise of the July 2025 Warrants, pre-funded warrants, and shares of Common Stock issued upon exercise of the pre-funded warrants were offered and sold by the Company pursuant to the Company's registration statement on Form S-1, as amended (File No. 333-288123), filed with the SEC under the Securities Act of 1933, as amended, that was declared effective on June 30, 2025.
In connection with the offering, on June 30, 2025, the Company entered into a securities purchase agreement with a single institutional investor, pursuant to which the Company agreed not to effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock equivalents for a period of forty-five (45) days and will not effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the securities purchase agreement) for a period of three (3) months after the closing date for the offering, subject to certain exceptions. Each of the Company's executive officers and directors entered into a lock-up agreement with the placement agent for the offering providing that each such person, for a period of ninety (90) days from the Closing Date, may not, subject to customary exceptions, offer, issue, sell, transfer or otherwise dispose of the Company's securities without the prior written consent of the placement agent.
The investor in the offering was the holder of certain warrants to purchase shares of Common Stock issued on each of (i) October 24, 2024 and (ii) December 18, 2024. In connection with the offering, on June 30, 2025, the Company entered into an amendment to these warrants pursuant to which the exercise price per share of the Common Stock shall be $1.41, subject to adjustment. The warrant amendment is effective immediately, and the warrants shall expire on July 1, 2030.
Also, in connection with the offering, on June 30, 2025, the Company entered into a placement agency agreement with A.G.P./Alliance Global Partners to act as placement agent on a reasonable “best efforts” basis. The Company paid the placement agent a cash fee equal to 7.0% of the gross proceeds raised in the offering. In addition, the Company also agreed to reimburse the placement agent for legal expenses incurred by it in connection with the offering in an amount not to exceed $105,000.
Warrant Inducement
On August 13, 2025, we entered into the Inducement Agreement with an existing holder (the “Warrant Investor”) of certain existing warrants (the “Existing Warrants”) to purchase shares of Common Stock. Pursuant to the Inducement Agreement, the Warrant Investor agreed to, among other things, exercise for cash all of the Existing Warrants to purchase an aggregate of 2,431,029 shares of Common Stock, at an exercise price of $1.11 per share. In consideration for exercising the Existing Warrants, we agreed to issue to the Warrant Investor the Inducement Warrants to purchase up to 4,862,058 shares of Common Stock (the “Inducement Warrant Shares”).
Under the Inducement Agreement, we are obligated to seek stockholder approval for the exercise of the Inducement Warrants at either an annual or special meeting of stockholders to be held on or prior to October 12, 2025.
The Inducement Warrants, which were issued pursuant to the Inducement Agreement, will become exercisable upon the date we receive approval of our stockholders (the “Stockholder Approval Date”) in accordance with the applicable rules and regulations of Nasdaq, and may be exercised following such date through the five (5) year anniversary of the Stockholder Approval Date, at an exercise price of $1.11 per share of Class A common stock.
Upon obtaining stockholder approval, the Inducement Warrants will become immediately exercisable. The Exercise Price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A common stock. Subject to limited exceptions, the holder of the Inducement Warrants will not have the right to exercise any portion of its Inducement Warrants if the holder (together with such holder's affiliates, and any persons acting as a group together with the holder or any of the holder's affiliates) would beneficially own a number of shares of Class A common stock in excess of 4.99% of the shares of Class A common stock then outstanding. At the holder's option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of Class A common stock then outstanding, with any such increase becoming effective upon 61 days' prior notice to the Company.
Convertible Note Amendments
On September 8, 2025, we entered into a note amendment agreement with SIV to, among other things, amend and restate the Convertible Notes previously issued to SIV.

The amendments, among other things, change the conversion price at which amounts of principal and interest outstanding under both Convertible Notes may be converted into shares of Common Stock to an amount equal to the lower of (i) $1.11 per share and (ii) a 10% discount to the closing price of the Common Stock on the day prior to each conversion, but in no event lower than $0.20 per share.
In connection with the amendments to the Convertible Notes, the Company issued to SIV warrants to purchase up to 2,000,000 shares of Common Stock at an exercise price of $1.11. The Company also agreed to lower the exercise price of outstanding warrants to purchase up to 463,223 shares of Common Stock held by SIV to $1.11 per share.
The amendments also permit the Company to incur up to $4 million of indebtedness on or after December 1, 2025 that is pari passu with the unpaid balance of the Convertible Notes, provided that the Company issues to SIV warrants to purchase up to 10% of the total number of shares of Common Stock SIV has converted under both Convertible Notes after September 8, 2025, with the exercise price per share to correspond with the conversion price applicable under the Convertible Notes at the time of the debt incurrence. Thereafter, the Company would continue to issue to SIV warrants to purchase shares of Common Stock equal to 10% of shares converted from time to time under the Convertible Notes, with the warrants having an exercise price equal to the corresponding conversion price at the time of issuance.
The Convertible Notes and warrants issued to SIV were sold without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and Rule 506(c) of Regulation D promulgated under the Securities Act as sales to accredited investors and in reliance on similar exemptions under applicable state laws.
Item 16.	Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibit
1.2
Sales Agreement, dated September 19, 2025, by and between Momentus Inc. and Alliance Global Partners (incorporated by reference to Exhibit 1.1 to the Company’s Current Registration Statement on Form S-3 filed on September 22, 2025).

2.1†
Agreement and Plan of Merger, dated as of October 7, 2020, by and among Stable Road Acquisition Corp., Project Marvel First Merger Sub, Inc., Project Marvel Second Merger Sub, LLC, and Momentus Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on October 7, 2020).

2.2
Amendment No. 1 to Agreement and Plan of Merger, dated March 5, 2021, by and among Stable Road Acquisition Corp., Project Marvel First Merger Sub, Inc., Project Marvel Second Merger Sub, LLC, and Momentus Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Registration Statement on Form S-4 (Registration No. 333-249787) filed on March 8, 2021).

2.3
Amendment No. 2 to Agreement and Plan of Merger, dated as of April 6, 2021, by and among Stable Road Acquisition Corp., Project Marvel First Merger Sub, Inc., Project Marvel Second Merger Sub, LLC, and Momentus Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 8, 2021).

2.4
Amendment No. 3 to Agreement and Plan of Merger, dated as of June 29, 2021, by and among Stable Road Acquisition Corp., Project Marvel First Merger Sub, Inc., Project Marvel Second Merger Sub, LLC, and Momentus Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 29, 2021).

3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 18, 2021).
3.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 22, 2023).
3.3
Second Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Momentus Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 10, 2024).

3.4
Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Momentus Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 14, 2025).

Exhibit Number	Description of Exhibit
3.5	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 18, 2021).
3.6	First Amendment to the Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 25, 2023).
4.1
Warrant Agreement, dated November 7, 2019, between Continental Stock Transfer & Trust Company and SRAC (incorporated by reference to the Company’s Current Report on Form 8-K filed on November 13, 2019).

4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-233980) filed on October 10, 2019).
4.3	Form of Class A Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 16, 2024).
4.4	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 16, 2024).
4.5	Form of Common Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 18, 2024).
4.6	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on December 18, 2024).
4.7	Form of Common Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 13, 2025).
4.8	Amendment to Common Stock Purchase Warrants (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on February 13, 2025).
4.9	Form of Placement Agent Warrant (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on February 13, 2025).
4.10	Form of Inducement Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 21, 2025).
4.11	Description of Securities (incorporated by reference to Exhibit 4.19 to the Company’s Registration Statement on Form S-1 filed on April 21, 2025).
4.12	Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.12 to the Company’s Registration Statement on Form S-1 (Registration No. 333-287712) filed on May 30, 2025).
4.13	Form of Common Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 2, 2025).
4.14	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 2, 2025).
4.15	Amendment to Common Stock Purchase Warrants (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on July 2, 2025).
4.16	Form of Inducement Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on August 14, 2025).
4.17	Form of Class A Common Stock Purchase Warrant (incorporated by reference to Exhibit C to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 11, 2025).
4.18
Junior Secured Convertible Note Due September 25, 2026, dated September 25, 2025, between Momentus Inc. and Yield Point NY, LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 29, 2025).

4.19
Common Stock Purchase Warrant, dated September 25, 2025, between Momentus Inc. and Yield Point NY, LLC (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 29, 2025).

4.20	AIR Warrant, dated September 25, 2025, between Momentus Inc. and Yield Point NY, LLC (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on September 29, 2025).

Exhibit Number	Description of Exhibit
4.21
Pre-Funded Common Stock Purchase Warrant, dated September 25, 2025, between Momentus Inc. and Yield Point NY, LLC (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed on September 29, 2025).

4.22
Pre-Funded Common Stock Purchase Warrant, dated September 30, 2025, between Momentus Inc. and Baker & McKenzie LLP (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 6, 2025).

4.23	Form of Inducement Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 15, 2025).
5.1*	Opinion of Bradley Arant Boult Cummings LLP.
10.1
Amended and Restated Registration Rights Agreement, dated as of August 12, 2021, by and among the Company, Sponsor, and certain other parties (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 18, 2021).

10.2	Form of Insider Letter (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-233980) filed on October 10, 2019).
10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on August 18, 2021).
10.4#†	Momentus 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on August 18, 2021).
10.5#†	First Amendment to the 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 20, 2025).
10.6#†	Form of option award agreement under 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on August 18, 2021).
10.7#†	Form of RSU award agreement under 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on August 18, 2021).
10.8#†	Momentus 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on August 18, 2021).
10.9#†	Momentus Inc. 2022 Inducement Equity Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on March 14, 2022).
10.10#
First Amendment to the Momentus Inc. 2022 Inducement Equity Plan (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 (Registration No. 333-270761) filed on March 23, 2023).

10.11#
Second Amendment to the Momentus Inc. 2022 Inducement Equity Plan (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form S-8 (Registration No. 333-272104) filed on May 19, 2023).

10.12#†
Third Amendment to the Momentus Inc. 2022 Inducement Equity Plan (incorporated by reference to Exhibit 99.6 to the Company’s Registration Statement on Form S-8 (Registration No. 333-287706) filed on May 30, 2025).

10.13#	Form of option award agreement under 2022 Inducement Equity Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on May 11, 2022).
10.14#	Form of RSU award agreement under 2022 Inducement Equity Plan (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on May 11, 2022).
10.15	Employment Agreement of John C. Rood dated August 1, 2021 (incorporated by reference to Exhibit 10.12 to the Company’s Current Report on Form 8-K filed on August 18, 2021).
10.16#†	Director Compensation Policy (incorporated by reference to Exhibit 10.15 to the Company’s Current Report on Form 8-K filed on August 18, 2021).
10.17	SEC Order in Administrative Proceeding 3-20393 (incorporated by reference to Annex J to the Company’s Registration Statement on Form S-4 (Registration No. 333-249787) filed on July 21, 2021).
10.18#†
Momentus Inc. Amended and Restated 2018 Stock Plan and forms of award agreement thereunder (incorporated by reference to Exhibit 10.11 to the Company’s Amendment No. 4 to Registration Statement on Form S-4 filed on July 21, 2021).

Exhibit Number	Description of Exhibit
10.19	Form of Warrant Inducement Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 7, 2023).
10.20	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 16, 2024).
10.21	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 7, 2024).
10.22	Form of Change in Control Letter Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on August 14, 2023).
10.23	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 16, 2024).
10.24	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 16, 2024).
10.25	Form of Secured Promissory Note (incorporated by reference to Exhibit 10.22 to the Company’s Registration Statement on Form S-1 (Registration No. 333-282724) filed on October 18, 2024).
10.26
Secured Convertible Promissory Note, dated July 12, 2024, by and between Space Infrastructures Ventures, LLC and Momentus Inc. (incorporated by reference to Exhibit 10.23 to the Company’s Registration Statement on Form S-1 (Registration No. 333-282724) filed on October 18, 2024).

10.27
First Amendment to Secured Convertible Promissory Note, dated July 12, 2024, by and between Space Infrastructures Ventures, LLC and Momentus Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed on December 17, 2024).

10.28
Secured Convertible Promissory Note, dated October 24, 2024, by and between Space Infrastructures Ventures, LLC and Momentus Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 28, 2024).

10.29
First Amendment to Secured Convertible Promissory Note, dated October 24, 2024, by and between Space Infrastructures Ventures, LLC and Momentus Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K/A filed on December 17, 2024).

10.30
Loan Agreement, dated December 13, 2024, by and between Momentus Inc. and J.J. Astor & Co. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 16, 2024).

10.31	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 18, 2024).
10.32	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 13, 2025).
10.33
Form of Warrant Inducement Agreement, by and between Momentus Inc. and the Holder identified on the signature page thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 21, 2025).

10.34
Convertible Promissory Note dated May 13, 2025 by and between Momentus Inc. and A.G.P./Alliance Global Partners (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on May 15, 2025).

10.35
Loan Agreement, dated May 30, 2025, by and between Momentus Inc. and J.J. Astor & Co. (incorporated by reference to Exhibit 10.33 to the Company’s Registration Statement on Form S-1 (Registration No. 333-287712) filed on June 2, 2025).

10.36
Registration Rights Agreement, dated May 30, 2025, by and between Momentus Inc. and J.J. Astor & Co. (incorporated by reference to Exhibit 10.34 to the Company’s Registration Statement on Form S-1 (Registration No. 333-287712) filed on June 2, 2025).

10.37
Amendment to Loan Agreement and Registration Rights Agreement, dated June 17, 2025, by and between Momentus Inc. and J.J. Astor & Co. (incorporated by reference to Exhibit 10.38 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-287712) filed on June 20, 2025).

Exhibit Number	Description of Exhibit
10.38
Letter Agreement, dated June 17, 2025, by and between Momentus Inc. and A.G.P./Alliance Global Partners amending that certain Convertible Promissory Note dated May 13, 2025 by and between Momentus Inc. and A.G.P./Alliance Global Partners (incorporated by reference to Exhibit 10.39 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-287712) filed on June 20, 2025).

10.39	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 2, 2025).
10.40#	Employment Agreement, dated August 1, 2025, by and between Lon Ensler and the Company (incorporated by reference to the Company’s Current Report on Form 8-K filed on August 6, 2025).
10.41
Form of Warrant Inducement Agreement, by and between Momentus Inc. and the Holder identified on the signature page thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 14, 2025).

10.42
Note Amendment Agreement, dated September 8, 2025, by and between Space Infrastructures Ventures, LLC and Momentus Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 11, 2025).

10.43
Amended and Restated Secured Convertible Promissory Note, dated September 8, 2025, by and between Space Infrastructures Ventures, LLC and Momentus Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 11, 2025).

10.44
Amended and Restated Secured Convertible Promissory Note, dated September 8, 2025, by and between Space Infrastructures Ventures, LLC and Momentus Inc. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 11, 2025).

10.45
Securities Purchase Agreement, dated September 25, 2025, between Momentus Inc. and Yield Point NY, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 29, 2025).

10.46
Registration Rights Agreement, dated September 25, 2025, between Momentus Inc. and Yield Point NY, LLC (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on September 29, 2025).

10.47
Security Agreement, dated September 25, 2025, between Momentus Inc. and Yield Point NY, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on September 29, 2025).

10.48
Equity Purchase Agreement, dated September 25, 2025, between Momentus Inc. and Yield Point NY, LLC (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on September 29, 2025).

10.49
EPA Registration Rights Agreement, dated September 25, 2025, between Momentus Inc. and Yield Point NY, LLC (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on September 29, 2025).

10.50
General Release and Settlement Agreement, dated September 30, 2025, between Momentus Inc. and Baker & McKenzie LLP (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 6, 2025).

10.51
Securities Purchase Agreement, dated September 30, 2025, between Momentus Inc. and Baker & McKenzie LLP (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on October 6, 2025).

10.52
Registration Rights Agreement, dated September 30, 2025, between Momentus Inc. and Baker & McKenzie LLP (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on October 6, 2025).

10.53
Form of Warrant Inducement Agreement, by and between Momentus Inc. and the Holder identified on the signature page thereto incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 15, 2025).

16.1	Letter from the Company’s former independent accountant, dated July 24, 2023 (incorporated by reference to Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on July 25, 2023).

Exhibit Number	Description of Exhibit
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Current Report on Form 8-K filed on August 18, 2021).
23.1*	Consent of Frank, Rimerman + Co. LLP, independent registered public accounting firm.
23.2*	Consent of Bradley Arant Boult Cummings LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to the prospectus which forms part of this registration statement).
107*	Filing Fee Table.

#	Management contract or compensatory plan or arrangement
*	Previously filed.
†
Certain of the exhibits and schedules to this Exhibit List have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 17.	Undertakings.
The undersigned registrant hereby undertakes to
(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(b)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)
For the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e)
That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(f)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(g)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(h)	That:
(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on October 17, 2025.

MOMENTUS INC.

By:	/s/ Lon Ensler
Name:	Lon Ensler
Title:	Chief Financial Officer

Signature	Title	Date

/s/ John C. Rood	Chief Executive Officer and Director (Principal Executive Officer)	October 17, 2025
John C. Rood

/s/ Lon Ensler	Chief Financial Officer (Principal Financial and Accounting Officer)	October 17, 2025
Lon Ensler

*	Director	October 17, 2025
Brian Kabot

*	Director	October 17, 2025
Chris Hadfield

*	Director	October 17, 2025
Kimberly A. Reed

*	Director	October 17, 2025
Linda J. Reiners

*	Director	October 17, 2025
Mitchel B. Kugler

*	Director	October 17, 2025
Victorino Mercado

*By: /s/ John C. Rood	Director	October 17, 2025
John C. Rood Attorney-in-Fact